Exhibit 10.1

CLASS C PROFITS INTEREST UNITS AGREEMENT

THIS CLASS C PROFITS INTEREST UNITS AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2005 (the “Effective Date”), by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Partnership”), and                                                   (“Grantee”).

WHEREAS, the Company and the Partnership maintain the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan (the “Plan”);

WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 8.7 of the Plan provides for the issuance of Profits Interest Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a partner of the Partnership;

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue to the Grantee the Class C Profits Interest Units provided for herein (the “Outperformance Award”) as an inducement to enter into or remain in the service of the Company, the Partnership, the Services Company or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof; and

WHEREAS, certain capitalized terms used herein are defined in Section 18 below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Issuance of Award. In consideration of Grantee’s agreement to provide services to or for the benefit of the Partnership, effective as of the Effective Date, the Partnership hereby (a) grants to Grantee an Outperformance Award which represents                  Class C Profits Interest Units of the Partnership (the “Class C Units”), and (b) if not already a Partner, admits Grantee as a Partner of the Partnership, on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement. The Partnership and Grantee acknowledge and agree that the Class C Units are hereby issued to the Grantee for the performance of services to or for the benefit of the Partnership in his or her capacity as a partner of the Partnership. Upon receipt of the Outperformance Award, Grantee shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, Grantee shall execute the Partnership Agreement or a counterpart signature page thereto. Grantee acknowledges that the Partnership from time to time may issue or cancel (or otherwise modify) Profits Interest Units in accordance with the terms of the Partnership Agreement.

2. Vesting; Restrictions on Transfer of Awards.

2.1 In the event that the Performance Condition is satisfied as of the Measurement Date or Change in Control Date, as applicable, with respect to any or all of the Class C Units, the Outperformance Award shall thereupon vest with respect to that number of Class C Units equal to the product of (x) the number of Class C Units which satisfy the Performance Condition as of such date, and (y) the aggregate Service Condition Percentage as of such date. Thereafter, provided that the Performance Condition has been satisfied with respect to some or all of the Class C Units on the Measurement Date or Change in Control Date, as applicable, then on each subsequent Service Date on which the Grantee continues to be a Service Provider, the Outperformance Award shall thereupon vest with respect to that number of additional Class C Units equal to the product of (x) the number of Class C Units which have previously satisfied the Performance Condition on the Measurement Date or Change in Control Date, as applicable, and (y) the incremental (not aggregate) Service Condition Percentage on such subsequent date (each Class C Unit, which, from time to time, has not so vested and therefore continues to be subject to cancellation and forfeiture pursuant to Section 3 below, is referred to herein as an “Unvested Unit”).

2.2 Notwithstanding anything contained herein, the provisions in this Agreement regarding a Change in Control shall only apply to the first Change in Control of the Company, and shall not apply to any Change in Control of the Company that occurs subsequent to the first Change in Control.

2.3 Without the consent of the Partnership (which it may give or withhold in its sole discretion), Grantee shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Unvested Units or any portion of the Outperformance Award attributable to such Unvested Units (or any securities into which the Unvested Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested Units or the Outperformance Award to the Partnership or the Company.

2.4 The Outperformance Award and the Class C Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including Class C Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Outperformance Award or Class C Units shall take such Outperformance Award or Class C Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Outperformance Award or Class C Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

3. Cancellation and Forfeiture of Unvested Units.

3.1 Termination of Service. In the event that the Grantee ceases to be a Service Provider for any reason other than a Covered Termination, all Unvested Units as of the date of termination (and the proportionate amount of the Grantee’s Capital Account balance attributable to the Class C Units) shall thereupon automatically and without further action be cancelled and forfeited by the Grantee, and the Grantee shall have no further right or interest in or with respect to such Unvested Units (or such proportionate amount of the Grantee’s Capital Account balance) or the portion of the Outperformance Award attributable thereto. In the event that the Grantee ceases to be a Service Provider by reason of a Covered Termination, all Class C Units which are not Service Condition Units as of the date of such termination (and the proportionate amount of the Grantee’s Capital Account balance attributable to the Class C Units) shall thereupon automatically and without further action be cancelled and forfeited by the Grantee, and the Grantee shall have no further right or interest in or with respect to such Class C Units (or such proportionate amount of the Grantee’s Capital Account balance) or the portion of the Outperformance Award attributable thereto. No portion of the Outperformance Award which does not constitute Service Condition Units as of the date on which the Grantee ceases to be a Service Provider shall thereafter be deemed to constitute Service Condition Units.

3.2 Failure to Satisfy Performance Condition. To the extent that any Class C Units fail to satisfy the Performance Condition as of the Measurement Date or Change in Control Date, as applicable, such Class C Units (and the proportionate amount of the Grantee’s Capital Account balance attributable to the Class C Units) shall thereupon automatically and without further action be cancelled and forfeited by the Grantee, and the Grantee shall have no further right or interest in or with respect to such Class C Units (or such proportionate amount of the Grantee’s Capital Account balance) or the portion of the Outperformance Award attributable to such Class C Units.

3.3 Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, Grantee hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units, the proportionate amount of the Grantee’s Capital Account balance attributable to the Class C Units and the portion of the Outperformance Award attributable to the Unvested Units, or to effectuate the transfer or surrender such Unvested Units, Capital Account balance and portion of the Outperformance Award to the Partnership.

4. Additional Payment if Performance Condition Units Exceed Class C Units.

4.1 In the event that the Grantee remains a Service Provider until the Measurement Date and the number of Performance Condition Units that satisfy the Performance Condition as of the Measurement Date exceeds the number of Class C Units issued pursuant to Section 1 of this Agreement, then, subject to the limits set forth in Article 3 of the Plan, the Company shall issue to the Grantee a number of shares of Restricted Stock equal to the excess of the number of Performance Condition Units that satisfy the Performance Condition as of the Measurement Date over the number of Class C Units issued pursuant to Section 1 of this Agreement. Such shares of Restricted Stock shall be issued to the Grantee as of the Measurement Date under the Plan at a purchase price equal to $0.01 per share. Sixty-percent (60%) of such shares of Restricted Stock shall be vested as of the Measurement Date and, subject to the Grantee’s continued status as a Service Provider, an additional 1/60th of such shares of Restricted Stock shall become vested on the date of each monthly anniversary thereafter; provided, however, that in the event that a Change in Control occurs after the Measurement Date and the Grantee remains a Service Provider until the Change in Control Date, one hundred percent (100%) of such shares of Restricted Stock shall become fully vested immediately prior to the consummation of such Change in Control. Consistent with the foregoing, the terms and conditions of the Restricted Stock shall be set forth in a Restricted Stock Award Agreement in a form prescribed by the Company which shall evidence the grant of the Restricted Stock.

4.2 In the event that (1) a Change in Control occurs prior to the Measurement Date and the Grantee remains a Service Provider until the Change in Control Date, and (2) the number of Performance Condition Units that satisfy the Performance Condition as of the Change in Control Date exceeds the number of Class C Units issued pursuant to Section 1 of this Agreement, then, subject to the limits set forth in Article 3 of the Plan, the Company shall issue to the Grantee a number shares of fully vested Stock equal to the excess of the number of Performance Condition Units that satisfy the Performance Condition as of the Change in Control Date over the number of Class C Units issued pursuant to Section 1 of this Agreement. Such shares of Stock shall be issued to the Grantee on or immediately prior to the Change in Control Date under the Plan at a purchase price equal to $0.01 per share. Unless otherwise determined by the Company, the terms and conditions of such Stock issuance shall be set forth in an Award Agreement in a form prescribed by the Company which shall evidence the grant of the Stock.

4.3 In the event that the Grantee ceases to be a Service Provider on or after September 30, 2006 but prior to the Measurement Date or Change in Control Date, as applicable, and the number of Performance Condition Units that satisfy the Performance Condition as of the Measurement Date or Change in Control Date, as applicable, exceeds the number of Class C Units issued pursuant to Section 1 of this Agreement, then, subject to the limits set forth in Article 3 of the Plan, the Company shall issue to the Grantee a number shares of fully vested Stock equal to the product of (x) the excess of the number of Performance Condition Units that satisfy the Performance Condition as of the Change in Control Date over the number of Class C Units issued pursuant to Section 1 of this Agreement, and (y) the aggregate Service Condition Percentage as of the date of termination. As of the Measurement date, or on or immediately prior to the Change in Control Date, as applicable, such shares of Stock shall be issued to the Grantee under the Plan at a purchase price equal to $0.01 per share. Unless otherwise determined by the Company, the terms and conditions of such Stock issuance shall be set forth in an Award Agreement in a form prescribed by the Company which shall evidence the grant of the Stock.

4.4 Notwithstanding the foregoing, the Grantee’s right to receive shares of Restricted Stock pursuant to Section 4.3 in the event that the Grantee ceases to be a Service Provider is conditioned on and subject to the Grantee’s execution and non-revocation of a general release of claims against the Company, the Partnership and their respective subsidiaries and affiliates, in a form reasonably acceptable to the Company.

5. Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Outperformance Award (including, without limitation, determinations, interpretations and assumptions with respect to shareholder value, shareholder return, the Outperformance Award Pool and the Outperformance Award Amount) shall be made by the Administrator and shall be applied consistently and uniformly to all similar Outperformance Awards granted under the Plan (including, without limitation, similar awards which provide for payment in the form of cash or shares of Stock or Restricted Stock). In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith and absent manifest error shall be final and binding upon the Grantee, the Company and all other interested persons. In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the Outperformance Award (including, without limitation, the methodology for calculating shareholder value, shareholder return, the Outperformance Award Pool and the Outperformance Award Amount), other than the Outperformance Award Percentage, as necessary or desirable to account for events affecting the value of the Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, which may include events such as the issuance of new Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Outperformance Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Outperformance Award.

6. Representations, Warranties, Covenants, and Acknowledgments of Grantee. Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of Grantee and his or her spouse, if applicable, that:

6.1 Investment. Grantee is holding the Outperformance Award and the Class C Units for Grantee’s own account, and not for the account of any other Person. Grantee is holding the Outperformance Award and the Class C Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

6.2 Relation to Partnership. Grantee is presently an employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

6.3 Access to Information. Grantee has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

6.4 Registration. Grantee understands that the Class C Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Class C Units cannot be transferred by Grantee unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Class C Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least one (1) year from issuance of the Outperformance Award and then not unless (a) a public trading market then exists in Class C Units (or a successor security thereto); (b) adequate information as to the Partnership’s financial and other affairs and operations is then available to the public, and (c) all other terms and conditions of Rule 144 have been satisfied.

6.5 Public Trading. None of the Partnership’s securities is presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

6.6 Tax Advice. The Partnership has made no warranties or representations to Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and Grantee is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class C Units.

7. Capital Account. Grantee shall make no contribution of capital to the Partnership in connection with the Outperformance Award and, as a result, Grantee’s Capital Account balance in the Partnership immediately after its receipt of the Class C Units shall be equal to zero, unless the Grantee was a Partner in the Partnership prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of its receipt of the Class C Units.

8. Section 83(b) Election Permitted. In accordance with Section 15.13 of the Plan, in the event that the Grantee decides to make an election under Section 83(b) of the Code with respect to the Outperformance Award and/or the Class C Units, the Company hereby consents to the making of such election. In the event that Grantee wishes to make such an election, the election must be filed by Grantee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days after the issuance of the Class C Units. Grantee shall promptly notify the Partnership if Grantee makes such an election and shall provide a copy of such election to the Partnership. Grantee represents that Grantee is not relying on the Company or the Partnership with respect to such decision and has consulted any tax consultant(s) that Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar tax provisions. Grantee acknowledges that it is Grantee’s sole responsibility and not the Company’s or the Partnership’s to timely file an election under Section 83(b) of the Code, even if Grantee requests that the Company, the Partnership or any representative thereof make such filing on Grantee’s behalf.

9. Redemption Rights. Notwithstanding the contrary terms in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the Class C Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 8.6 of the Partnership Agreement within two years of the date of the issuance of such Class C Units.

10. Ownership Information. Grantee hereby covenants that so long as Grantee holds any Class C Units, at the request of the Partnership, Grantee shall disclose to the Partnership in writing such information relating to Grantee’s ownership of the Class C Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

11. Taxes. The Partnership and the Grantee intend that (i) the Class C Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, (ii) the issuance of such units not be a taxable event to the Partnership or the Grantee as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Class C Units, the Partnership will cause the “Gross Asset Value” (as defined in the Partnership Agreement) of all Partnership assets to be adjusted to equal their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement and based upon a “Fair Market Value” (as defined in the Partnership Agreement) equal to the trading price on the New York Stock Exchange of the common stock of the Company at the time of such adjustment. The Company or the Partnership may withhold from Grantee’s wages, or require Grantee to pay to the Partnership, any applicable withholding or employment taxes resulting from the issuance of the Outperformance Award hereunder, from the vesting or lapse of any restrictions imposed on the Outperformance Award, from the ownership or disposition of the Class C Units or from the issuance of Stock or Restricted Stock pursuant to Section 4.

12. Remedies. Grantee shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Outperformance Award or the Class C Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, Grantee agrees that the Partnership shall be entitled to obtain specific performance of the obligations of Grantee under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. Grantee will not urge as a defense that there is an adequate remedy at law.

13. Unit Certificate Restrictive Legends. Certificates evidencing the Outperformance Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan and (iii) the [            ] Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., dated as of [                        , 200_], in each case, as may be amended from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

14. Restrictions on Public Sale by Grantee. To the extent not inconsistent with applicable law, the Grantee agrees not to effect any sale or distribution of the Class C Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of a registration statement filed by the Partnership or the Company (except as part of such registration), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing underwriter or underwriters and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public offering (such agreement to be in the form of lock-up agreement provided by the managing underwriter or underwriters).

15. Conformity to Securities Laws. Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Outperformance Award of Class C Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Outperformance Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Outperformance Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Outperformance Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Outperformance Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

17. Miscellaneous.

17.1 Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Partnership.

17.2 Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Without limiting the generality of the foregoing, this Agreement supersedes the provisions of any employment agreement, employment offer letter or similar agreement between the Grantee and the Company and/or the Partnership that would otherwise accelerate the vesting of the Outperformance Award and the Class C Units, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the Outperformance Award or the Class C Units. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 16 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.3 Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 6 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Outperformance Award.

17.4 Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

17.5 Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17.6 Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

17.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law.

18. Certain Definitions. As used herein, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a) “Base Price” means $17.89, which represents the average of the closing trading prices of a share of Stock on the New York Stock Exchange during the five consecutive trading days ending on September 30, 2005 (or ending on the last trading day preceding September 30, 2005 if September 30, 2005 does not fall on a trading day).

(b) “Cause” means “Cause” as defined in the Grantee’s then current employment agreement (or employment offer letter, as applicable) with the Company and/or the Partnership if such agreement contains a definition of Cause.

(c) “Change in Control Date” means the date of which a Change in Control occurs.

(d) “Covered Termination” means a termination of the Grantee’s status as a Service Provider by reason of (i) the Grantee’s death, (ii) a termination by the Company or the Partnership other than for Cause, but only if the Grantee’s then current employment agreement (or employment offer letter, as applicable) with the Company and/or the Partnership contains a definition of “Cause,” (iii) a termination by the Company or the Partnership due to the Grantee’s disability, or (iv) a termination by the Grantee for Good Reason, but only if the Grantee’s then current employment agreement (or employment offer letter, as applicable) with the Company and/or the Partnership contains a definition of “Good Reason” and provides the Grantee with the right to terminate his or her employment for Good Reason.

(e) “Excess Shareholder Value” means the excess dollar value, if any, of (x) the sum of (i) the aggregate market value of the Stock and Units as of the Measurement Date or Change in Control Date, as applicable (calculated as the total number of shares of Stock and Units outstanding as of the Measurement Date or Change in Control Date, as applicable, multiplied by the Share Value) and (ii) the cumulative value of dividends paid from October 1, 2005 through the Measurement Date or Change in Control Date, as applicable, including the return the dividends would have received had the dividends been reinvested in Stock on the day they were paid, less (y) the Threshold Value of Equity.

(f) “Good Reason” means “Good Reason” as defined in the Grantee’s then current employment agreement (or employment offer letter, as applicable) with the Company and/or the Partnership if such agreement contains a definition of Good Reason.

(g) “Measurement Date” means September 30, 2008.

(h) “Outperformance Award Amount” means an amount equal to the product of (x) the Outperformance Award Pool, calculated as of the Measurement Date or the Change in Control Date, as applicable, multiplied by (y) the Grantee’s Outperformance Award Percentage.

(i) “Outperformance Award Percentage” means             %.

(j) “Outperformance Award Pool” means 7% of the Excess Shareholder Value; provided, however, that in no event shall the aggregate amount of the Outperformance Award Pool exceed an amount equal to the lesser of (i) the product of (x) 2.5% of the total number of shares of Stock and Units outstanding as of the Measurement Date or the Change in Control Date, as applicable (subject to adjustment as provided in Section 11.1 of the Plan) and (y) the Share Price, or (ii) $40,000,000. For purposes of clause (i) in the preceding sentence, “Share Price” means the average of the high and low trading prices for a share of Stock on the Measurement Date (or on the last trading day preceding the Measurement Date if the Measurement Date does not fall on a trading day) as reported on the New York Stock Exchange (or on the principal national securities exchange on which the Stock is then listed), or, in the event of a Change in Control that occurs prior to the Measurement Date, then “Share Price” means the price per share of Stock paid by the acquiror in the Change in Control transaction.

(k) The “Performance Condition” shall be deemed satisfied (if at all) as follows:

(i) In the event that (1) the Grantee either remains a Service Provider until the Measurement Date or ceases to be a Service Provider prior to the Measurement Date by reason of a Covered Termination, and (2) during the period commencing on October 1, 2005 and ending on the Measurement Date, the Company achieves a Total Shareholder Return in excess of the Total Shareholder Return Threshold, then the Performance Condition shall be deemed satisfied as of the Measurement Date with respect to that number of Class C Units equal to the quotient obtained by dividing (x) the Outperformance Award Amount, by (y) the average of the high and low trading prices for a share of Stock on the Measurement Date (or on the last trading day preceding the Measurement Date if the Measurement Date does not fall on a trading day) as reported on the New York Stock Exchange (or on the principal national securities exchange on which the Stock is then listed) (such number of Class C Units, or if applicable, the number of Class C Units calculated pursuant to (ii) below, the “Performance Condition Units”); provided, however, that in no event shall the Performance Condition be deemed satisfied, or the Outperformance Award be deemed vested, with respect to more Class C Units than 100% of the number of Class C Units issued pursuant to Section 1 of this Agreement. No portion of the Outperformance Award which does not satisfy the Performance Condition as of the Measurement Date shall thereafter be deemed to satisfy the Performance Condition; or

(ii) In the event that (1) a Change in Control occurs prior to the Measurement Date and the Grantee either (A) remains a Service Provider until the Change in Control Date or (B) ceases to be a Service Provider prior to the Change in Control Date by reason of a Covered Termination, and (2) during the period commencing on October 1, 2005 and ending on the Change in Control Date, the Company achieves a Total Shareholder Return in excess of the Total Shareholder Return Threshold, then the Performance Condition shall be deemed satisfied as of the Change in Control Date with respect to that number of Class C Units equal to the quotient obtained by dividing (x) the Outperformance Award Amount, by (y) the price per share of Stock paid by the acquiror in the Change in Control transaction; provided, however, that in no event shall the Performance Condition be deemed satisfied, or the Outperformance Award be deemed vested, with respect to more Class C Units than 100% of the number of Class C Units issued pursuant to Section 1 of this Agreement. No portion of the Outperformance Award which does not satisfy the Performance Condition as of the Change in Control Date shall thereafter be deemed to satisfy the Performance Condition (including, without limitation, under clause (i) of this paragraph (k)).

(l) “Performance Period” means the period beginning on October 1, 2005 and ending on the Measurement Date (or ending on the Change in Control Date in the event that a Change in Control occurs prior to the Measurement Date).

(m) “Service Condition Percentage” means, subject to Grantee’s continued status as a Service Provider on the applicable Service Date, a percentage equal to twenty percent (20%) as of September 30, 2006 and one and two-thirds percent (1- 2/3%) as of the date of each monthly anniversary thereafter (September 30, 2006 and each such anniversary, a “Service Date”); provided, however, that in the event that a Change in Control occurs and the Grantee remains a Service Provider until the Change in Control Date, the Service Condition Percentage shall be one hundred percent (100%) as of immediately prior to the consummation of such Change in Control.

(n) “Service Condition Units” means, as of any given date, that number of Class C Units equal to the product of (x) the total number of Class C Units issued pursuant to this Agreement and (y) the aggregate Service Condition Percentage as of such date.

(o) “Service Provider” means an Employee, Consultant or member of the Board. For purposes of this Agreement, a Grantee who is both an Employee and a member of the Board shall not cease to be a Service Provider unless and until his or her status as both an Employee and Board member has terminated. In addition, unless otherwise determined by the Administrator, a Grantee shall not cease to be a Service Provider in the case of a termination of the Grantee’s employment or directorship where there is established a continuing consulting relationship between the Grantee and the Company, the Partnership, the Services Company or any Subsidiary.

(p) “Share Value” means the average of the closing trading prices of a share of Stock on the principal exchange on which such shares are then traded during the five consecutive trading days ending on the Measurement Date (or ending on the last trading day preceding the Measurement Date if the Measurement Date does not fall on a trading day); provided, however, that in the event that a Change in Control occurs prior to the Measurement Date, Share Value shall mean the price per share of Stock paid by the acquiror in the Change in Control transaction.

(q) “Threshold Value of Equity” means the sum of (i) the aggregate market value of the Stock and Units as of October 1, 2005 (calculated as the total number of shares of Stock and Units outstanding as of October 1, 2005 multiplied by the Base Price) earning a compound annual rate of return equal to 10% during the Performance Period, and (ii) the aggregate market value of new shares of Stock and Units issued by the Company or the Partnership during the Performance Period (calculated as the total number of shares of Stock and Units so issued multiplied by the value of a share of Stock on the date of issuance) earning a compound annual rate of return equal to 10% from the date of issue through the Measurement Date or Change in Control Date, as applicable.

(r) “Total Shareholder Return” means an amount equal to the Share Value as of the Measurement Date or Change in Control Date, as applicable, plus an amount that would have been realized if all cash dividends paid during the Performance Period on a share of Stock outstanding as of October 1, 2005 were reinvested in Stock on the applicable dividend payment date.

(s) “Total Shareholder Return Threshold” means an amount equal to the Base Price, increased at a compound annual rate of return equal to 10% during the Performance Period.

(t) “Unit” means a limited partnership unit of the Partnership.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIGITAL REALTY TRUST, INC., a Maryland corporation

By:
Name:
Title:

DIGITAL REALTY TRUST, L.P., a Maryland limited partnership

By:	Digital Realty Trust, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

GRANTEE:

(Sign Name)

(Print Name)

Grantee’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Class C Units.

Grantee’s Spouse:

(Sign Name)

(Print Name)

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